UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 24, 2012

JAMES RIVER COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03       AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 24, 2012, the Board of Directors (the “Board”) of James River Coal Company (the “Company”) adopted and approved amended and restated bylaws of the Company (the “Bylaws”), effective as of April 23, 2012.  The Bylaws restate the Company’s bylaws in their entirety and were adopted to implement revisions to the Company’s advance notice requirements with respect to director nominations and certain other business a shareholder wishes to bring before an annual meeting of shareholders. These amendments will be effective for annual meetings of the shareholders occurring after the 2012 annual meeting of shareholders.

 The Bylaws revise the provisions relating to advance notice of shareholder business proposals and director nominations for annual meetings of shareholders to provide that if the date of the annual meeting has been changed by more than 30 days from the anniversary date of the previous year’s annual meeting, shareholder business proposals submitted outside of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shareholder proposals for director nominations must be delivered to the Company (i) with respect to shareholder business proposals submitted outside of Rule 14a-8 of the Exchange Act, no later than the later of 90 days before the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of such annual meeting is first made by the Company and (ii) with respect to shareholder proposals for director nominations, no later than the later of 120 days before the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of such annual meeting is first made by the Company.

The foregoing summary of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

ITEM 8.01       OTHER EVENTS

The Company has scheduled its 2012 Annual Meeting of Shareholders (the “2012 Annual Meeting”) to be held at the Company’s principal office located at 901 E. Byrd Street, Suite 1600, Richmond, Virginia 23219, on Monday, April 23, 2012 at 10:00 a.m., local time. The Company set March 13, 2012 as the record date for shareholders entitiled to notice of, and to vote at, the 2012 Annual Meeting.

The 2012 Annual Meeting is being held more than 30 days before the anniversary of the Company’s most recent annual meeting of shareholders.  As a result, pursuant to Rule 14a-8 of the Exchange Act, the Company has set a new deadline for the receipt of any shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy materials for the 2012 Annual Meeting.  Accordingly, the submission of shareholder proposals pursuant to Rule 14a-8 of the Exchange Act must be received by the Company’s Secretary at the principal office of the Company on or before February 13, 2012 and must comply with all the rules of Rule 14a-8 of the Exchange Act.

The Company’s Bylaws set forth when a shareholder must provide notice to the Company of director nominations and other business proposals that the shareholder wants to bring before the 2012 Annual Meeting outside of Rule 14a-8 of the Exchange Act.  Because the date of the 2012 Annual Meeting is more than 30 days from the anniversary date of the previous year’s annual meeting, the Company has extended the deadlines for submission of shareholder proposals for director nominations and other shareholder business proposals for the 2012 Annual Meeting made submitted outside of Rule 14a-8 of the Exchange Act.  Accordingly, shareholder proposals for director nominations and other shareholder business proposals for the 2012 Annual Meeting outside of Rule 14a-8 of the Exchange Act must be received by the Company’s Secretary at the principal office of the Company on or before February 13, 2012 and must comply with all other requirements set forth in the Bylaws.

Notices should be addressed and sent to: Corporate Secretary, James River Coal Company, 901 E. Byrd Street, Suite 1600, Richmond, Virginia 23219.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

3.2	James River Coal Company Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant) By: /s/ Samuel M. Hopkins II Samuel M. Hopkins II Vice President and Chief Accounting Officer

Date:  January 27, 2012